UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): December 21, 2023

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2023, CVR Energy, Inc. (the “Company”) completed the issuance of $600 million in aggregate principal amount of 8.500% Senior Notes due 2029 (the “Notes”) in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Notes were issued under an Indenture, dated as of December 21, 2023 (the “Indenture”), among the Company, the subsidiary guarantors listed therein and U.S. Bank Trust Company, National Association, as trustee.

Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024, to holders of record on the immediately preceding February 1 and August 1. The Notes will mature on January 15, 2029, unless earlier redeemed or purchased. The Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by all of the Company’s existing domestic subsidiaries (other than Wynnewood Insurance Corporation, CVR Aviation, LLC, CVR GP, LLC, CVR Partners, LP, UAN Services, LLC and each of their respective subsidiaries and CHC GP, LLC, RHC GP, LLC and FHC GP, LLC).

The Company may redeem all or part of the Notes at any time prior to January 15, 2026 at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus a “make whole” premium and accrued and unpaid interest, if any, to the date of redemption. The Company may redeem the Notes at any time on or after January 15, 2026 at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Additionally, at any time prior to January 15, 2026, the Company may redeem up to 40% of the aggregate principal amount of the Notes issued with an amount equal to all or a portion of the net cash proceeds of certain equity offerings, at a redemption price equal to 108.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

If a “change of control triggering event” (as defined in the Indenture) occurs, holders of the Notes will have the option to require the Company to purchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of settlement. In addition, if the Company makes certain asset sales and does not reinvest the proceeds thereof or use such proceeds to repay certain debt, it will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of settlement.

The Indenture contains restrictive covenants limiting the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain shares of capital stock, grant or permit to exist liens on certain assets to secure debt, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, sell assets, agree to certain restrictions on the ability of restricted subsidiaries to make distributions, loans or other asset transfers to the Company, consolidate, merge, sell or otherwise dispose of all or substantially all assets or engage in transactions with affiliates. The Indenture also contains customary events of default.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On December 21, 2023, the Company delivered a notice to the holders of its 5.250% Senior Notes due 2025 (the “2025 Notes”) for the redemption of all of the outstanding 2025 Notes. The redemption date is February 15, 2024, and the 2025 Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. As of December 21, 2023, the aggregate principal amount of 2025 Notes outstanding was $600 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of December 21, 2023, among CVR Energy, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 8.500% Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary